EXHIBIT 10.82

TERMINATION AGREEMENT AND MUTUAL RELEASE

THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (the "Agreement") is made and entered into as of July 22, 2016, by and among ELITE DATA SERVICES INC., a publicly-traded Florida corporation ("DEAC" including the controlling shareholders of DEAC), and PROPERTIES OF MERIT INC., a privately-held Nevada corporation ("POM" including the controlling shareholder of POM). DEAC and POM are sometimes referred to herein as the "parties" collectively or a "party" individually.

RECITALS

WHEREAS, DEAC and POM are parties to that certain Definitive Agreement, dated May 20, 2016 (the "Definitive Agreement"), attached hereto as Exhibit A, pursuant to which the Company agreed to acquire one hundred percent (100%) of the ownership interest in POM, in the form of three (3) separate closings beginning on or before May 27, 2016, subject to certain performance requirements of both parties as set forth in the Definitive Agreement.

WHEREAS, the parties now mutually desire to unwind and rescind the transaction referenced in the above recital pursuant to the provisions of Section 8.2 of the Definitive Agreement, due to, among other reasons, certain events that have occurred subsequent to the date of execution of the Definitive Agreement, including, but not limited to, the inability of DEAC to (i) become fully compliant with certain regulatory agencies, and (ii) obtain the financings required to complete the first and subsequent closings, in order to finance the activities of POM; and

WHEREAS, to accomplish the unwinding of the Definitive Agreement, the parties agree to comply with and effect the procedures set forth in Section 8.3 of the Definitive Agreement, and subject to the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. RESCISSION OF DEFINITIVE AGREEMENT.

Pursuant to Section 8.2 of the Definitive Agreement, and on the terms and subject to the conditions of this Agreement, DEAC and POM each agrees to terminate the Definitive Agreement, pursuant to Article VIII of the Definitive Agreement. This Agreement and termination of the Definitive Agreement shall become effective when executed and delivered by all of the parties hereto. Each of the parties shall return and deliver such items to one another as may be required pursuant to Section 8.3 of the Definitive Agreement.

2. MUTUAL REPRESENTATIONS AND WARRANTIES; COVENANTS.

Each party represents and warrants to the other party that:

2.1 Authorization. All corporate action on the part of the respective party and its nominees, officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the respective party hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the parties, enforceable in accordance with its respective terms.

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2.2 Corporate Organization of the Company. Each of the parties is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

2.3 Agreement Not in Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein will (i) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which each of the parties is a party, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any of the parties.

2.4 Information and Statements. No representation or warranty made by or on behalf of the parties with respect to this agreement or the Definitive Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

3. MUTUAL RELEASE.

3.1 Each party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys ("Affiliates") hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of the Agreement or Definitive Agreement.

3.2 Each party acknowledges that this mutual release does not constitute any admission of liability whatsoever on the part of any of the undersigned.

3.3 Each party knowingly and voluntarily waives any and all rights that it or its Affiliates has or may have under applicable law, except that DEAC shall be liable to POM for the repayment of any and all advances made by POM to DEAC, as of the date of this Agreement, under the executed Amended Convertible Redeemable Note ("POM Note" terminating that certain Convertible Promissory Note dated May 20, 2016 as set forth in Exhibit B to the Definitive Agreement ), attached hereto as Exhibit B, which was advanced to DEAC for the purposes of funding the completion of DEAC's audit and Form 10K filing with the SEC for the period ending December 31, 2015, and other actions required to become a fully reporting public company.

3.4 Each party represents and warrants that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which he/it or his/its Affiliates may have against any other party. Each of the parties further represents that such party: (i) has carefully read this Agreement; (ii) knows the contents of this Agreement; (iii) has had the advice of counsel of such party's choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Agreement; and (iv) has not been influenced to any extent whatsoever in doing so by any other party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

4. INDEMNIFICATION.

Each party shall defend, indemnify, and hold the other harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys' fees) which are incurred or suffered by or imposed upon the other party arising out of or relating to (i) any failure or breach by the party to perform any of its covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the party contained in this Agreement or in any Exhibit delivered in connection with this Agreement.

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5. MISCELLANEOUS.

5.1 Counterparts. This Agreement may be executed in any number of counterparts, including facsimiles thereof, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

5.2 Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Exhibit hereto represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

5.3 Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

5.4 Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

5.5 Governing Law and Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event of any action at law or suit in equity in relation to this Agreement or any Exhibit or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its or his attorneys' fees and all other costs and expenses of such action or suit.

5.6 Further Action. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the appropriate person or persons shall take such action as promptly as practicable.

5.7 Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein, shall survive the Closing.

5.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

DEAC

ELITE DATA SERVICES INC.

By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

DEAC CONTROLLING SHAREHOLDER(S)

By:	/s/ Dr. James G. Ricketts
Dr. James G. Ricketts

Shares of Series B Preferred Stock Outstanding:	2,000,000

Total Number Shares of Controlling Shareholder:	1,000,000

Number of Votes per Share per Series:	1

Number of Votes per Share to Common Stock:	1,000,000,000

Percent of Outstanding Series B Shares Consenting:	50.00%

By:	/s/ Stephen Antol
Stephen Antol

Shares of Series B Preferred Stock Outstanding:	2,000,000

Total Number Shares of Controlling Shareholder:	1,000,000

Number of Votes per Share per Series:	1

Number of Votes per Share to Common Stock:	1,000,000,000

Percent of Outstanding Series B Shares Consenting:	50.00%

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POM

PROPERTIES OF MERIT INC.

By:	/s/ Nicola Suppa
Nicola Suppa
President

POM CONTROLLING SHAREHOLDER

By:	/s/ Nicola Suppa
Nicola Suppa

Shares of Common Stock Outstanding:	20,000,000

Total Number Shares of Controlling Shareholder:	20,000,000

Number of Votes per Share of Common Stock:	1

Number of Votes of Controlling Shareholder:	20,000,000

Percent of Outstanding Shares Consenting:	100.00%

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EXHIBIT A

Definitive Agreement

See Attached.

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EXHIBIT B

AMENDED

CONVERTIBLE REDEEMABLE NOTE
(POM Advance)

See Attached.

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